Exhibit 99.1

Adesto Technologies Announces First Quarter 2017 Financial Results

Revenue At High-End of Guidance; Expects Record Second Quarter Revenue Growing 25% Year-Over-Year

SANTA CLARA, Calif., May 10, 2017 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today announced financial results for the first quarter ended March 31, 2017.

First Quarter Highlights:

  Revenue of $11.3 million increased 11.1% year-over-year and seasonally declined 8.3% from prior quarter;
  GAAP gross margin was 49.1%, compared to 49.1% in the first quarter of 2016 and 50.6% in the fourth quarter of 2016;
  GAAP operating expenses were $8.1 million and non-GAAP operating expenses were $7.0 million; and
  Adjusted EBITDA was a loss of $1.1 million, compared to a loss of $1.9 million in the first quarter of 2016 and a loss of $111,000 in the fourth quarter of 2016.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “I’m very pleased with our results in the quarter as we continue to execute well across our business. We grew revenue 11.1% year-over-year, reaching the high end of our guidance. Operating expenses were below guidance, reaffirming the operating leverage in our business model as we drive toward achieving adjusted EBITDA breakeven by the middle of the year.

“In terms of the overall market, we are seeing strong demand for our application-specific memory solutions for IoT applications, including industrial, consumer, wearables, communications as well as smart lighting. Over the past year and continuing in the first quarter, we have made significant progress increasing the total dollar value of our design wins, which is beginning to materialize in our results. The expansion of our offerings across our product families has resulted in expanding our opportunities and footprint at new and existing customers. In fact, we have secured design wins with a number of large, tier-one customers who are utilizing multiple Adesto products across different applications.

“In summary, the combination of design wins ramping into production and continued traction with new products is driving our expectation for record revenue in the second quarter, growing 25% over the prior year quarter. This achievement sets the stage for continued momentum across our end markets and product families into the second half of the year.”

First Quarter 2017 Results
Revenue in the quarter ended March 31, 2017 was $11.3 million, an increase of 11.1% from $10.2 million in the first quarter of 2016 and a decrease of 8.3% from $12.3 million in the fourth quarter of 2016. The year-over-year increase was due primarily to ramping of past design wins.

Gross margin in the first quarter of 2017 was 49.1%, compared to 49.1% in the first quarter of 2016 and 50.6% in the fourth quarter of 2016. The decrease in gross margin was due primarily to product mix.

GAAP operating expenses in the first quarter of 2017 were $8.1 million, compared to $6.3 million in the prior year quarter, which included a gain of $2.0 million from a settlement with a former foundry supplier, and compares to $7.8 million in the previous quarter. On a non-GAAP basis, operating expenses in the first quarter of 2017 were $7.0 million, compared to $7.1 million in the first quarter of 2016 and $6.7 million in the prior quarter.

GAAP net loss in the first quarter of 2017 was $2.8 million, or ($0.18) per share, compared to a GAAP net loss of $1.5 million, or ($0.10) per share, in the first quarter of 2016 and a GAAP net loss of $1.7 million, or ($0.11) per share, in the fourth quarter of 2016.

On a non-GAAP basis, net loss in the first quarter of 2017 was $1.6 million, or ($0.10) per share, compared to a net loss of $2.4 million, or ($0.16) per share, in the first quarter of 2016 and a net loss of $0.6 million, or ($0.04) per share, in the fourth quarter of 2016.

Adjusted EBITDA for the first quarter was a loss of $1.1 million, compared to a loss of $1.9 million in the first quarter of 2016 and a loss of $111,000 in the fourth quarter of 2016.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash totaled $17.5 million as of March 31, 2017, compared to $19.7 million as of December 31, 2016.

Business Outlook
For the second quarter of 2017, the Company expects revenue to range between $12.8 million and $13.1 million. Gross margin is expected to be between 48% and 50%. GAAP operating expenses are expected to range between $8.3 million and $8.5 million, which includes approximately $0.9 million in stock-based compensation and $0.3 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 4410548. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Wednesday, May 17, 2017 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial 1-404-537-3406. The pass code is 4410548.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share. It also contains projected non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non-GAAP financial measures.  The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net loss and net loss per share. Non-GAAP net loss is net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and gains from dispute settlements. Non-GAAP net loss per share is non-GAAP net loss divided by weighted average shares outstanding.
  Non-GAAP operating expense.  Non-GAAP operating expenses is operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and gains from dispute settlements.
  Adjusted EBITDA is net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net loss as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies

Adesto Technologies (NASDAQ:IOTS) is a leading provider of application-specific, ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products with intelligent features to conserve energy and enhance performance, including Fusion Serial Flash, DataFlash®, EcoXiP™ and products based on Conductive Bridging RAM (CBRAM®). CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today’s memory technologies without sacrificing speed and performance. Adesto is focused on delivering differentiated solutions and helping its customers usher in the era of the Internet of Things (IoT). For more information, please visit http://www.adestotech.com.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our prospects for growth, product momentum and expected revenue performance, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of May 10, 2017, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 10, 2017 press release, or to reflect the occurrence of unanticipated events.

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$17,497	$19,719
Accounts receivable, net	6,062	6,111
Inventories	4,296	5,182
Prepaid expenses	659	462
Other current assets	102	105
Total current assets	28,616	31,579
Property and equipment, net	6,473	5,962
Intangible assets, net	8,015	8,324
Other non-current assets	375	296
Goodwill	22	22
Total assets	$43,501	$46,183
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	5,611	5,167
Accrued compensation and benefits	1,786	1,599
Accrued expenses and other current liabilities	2,200	2,176
Term loan, current	6,476	6,466
Total current liabilities	16,073	15,408
Line of credit	1,898	1,807
Term loan, non-current	8,153	9,775
Deferred rent, non-current	2,725	2,826
Deferred tax liability, non-current	2	2
Total liabilities	28,851	29,818

Stockholders' equity
Common stock	2	2
Additional paid-in capital	111,831	110,749
Accumulated other comprehensive loss	(252)	(230)
Accumulated deficit	(96,931)	(94,156)
Total stockholders' equity	14,650	16,365
Total liabilities and stockholders' equity	$43,501	$46,183

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$11,307	$10,176
Cost of revenue	5,753	5,180
Gross profit	5,554	4,996
Operating expenses:
Research and development	3,372	3,937
Sales and marketing	2,600	2,603
General and administrative	2,135	1,708
Gain from settlement with former foundry supplier	-	(1,962)
Total operating expenses	8,107	6,286
Loss from operations	(2,553)	(1,290)
Other income (expense):
Interest expense, net	(213)	(258)
Other income (expense), net	18	22
Total other income (expense), net	(195)	(236)
Loss before provision for income taxes	(2,748)	(1,526)
Provision for income taxes	27	14
Net loss	$(2,775)	$(1,540)

Net loss per share:
Basic and diluted	$(0.18)	$(0.10)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	15,642,286	14,974,718

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016

GAAP gross profit	$5,554	$4,996
Stock-based compensation expense	21	18
Non-GAAP gross profit	$5,575	$5,014

GAAP research and development expenses	$3,372	$3,937
Stock-based compensation expense	(255)	(255)
Amortization of acquisition-related intangible assets	(122)	(121)
Non-GAAP research and development expenses	$2,995	$3,561

GAAP sales and marketing expenses	$2,600	$2,603
Stock-based compensation expense	(167)	(169)
Amortization of acquisition-related intangible assets	(187)	(188)
Non-GAAP sales and marketing expenses	$2,246	$2,246

GAAP general and administrative expenses	$2,135	$1,708
Stock-based compensation expense	(381)	(366)
Non-GAAP general and administrative expenses	$1,754	$1,342

GAAP operating expenses	$8,107	$6,286
Stock-based compensation expense	(803)	(790)
Amortization of acquisition-related intangible assets	(309)	(309)
Gain from settlement with former foundry supplier	-	1,962
Non-GAAP operating expenses	$6,995	$7,149

GAAP loss from operations	$(2,553)	$(1,290)
Stock-based compensation expense	824	808
Amortization of acquisition-related intangible assets	309	309
Gain from settlement with former foundry supplier	-	(1,962)
Non-GAAP loss from operations	$(1,420)	$(2,135)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(2,775)	$(1,540)
Stock-based compensation expense	824	808
Gain from settlement with former foundry supplier	-	(1,962)
Amortization of acquisition-related intangible assets	309	309
Non-GAAP net loss	(1,642)	(2,385)
Interest expense	223	272
Provision for income taxes	27	14
Depreciation and amortization	304	230
Adjusted EBITDA	$(1,088)	$(1,869)

Non-GAAP basic and diluted net loss per share	($0.10)	($0.16)

Basic and diluted shares:
Weighted average number of shares used in computing net loss per share	15,642,286	14,974,718

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
P: 949-836-4276
E: sheltonir@sheltongroup.com